EXHIBIT 32

CERTIFICATION OF THE PRESIDENT AND

THE CHIEF FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Yinfu Gold Corporation on Form 10-Q for the quarter ended December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of Yinfu Gold Corporation hereby certifies that to such officer’s knowledge:

(1)	The Report fully complies with the requirements of Section 13 (a) of 15 (d) of the Securities Exchange Act of 1934 (15 U.S.C. §78o(d)); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

February 14, 2012	/s/ Wilson Dong Sheng Huang
Wilson Dong Sheng Huang
Acting President and CEO

February 14, 2012	/s/ Charles Ying-Wai Lam
Charles Ying-Wai Lam
Acting Chief Financial Officer

The foregoing certification is being furnished in accordance with Securities and Exchange Commission Release Nos. 34-47551 and 34-47986 and shall not be considered “filed” as part of this 10-Q.

This certification is made solely for purposes of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.